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                                                                     Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Pittsburgh Financial Corp. on Forms S-8 (Registration Nos. 333-35984 and 333-19805) pertaining to the Company's Stock Option Plans of our report dated October 27, 2000, with respect to the consolidated financial statements of Pittsburgh Financial Corp. and incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 2000.


                                                  /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 22, 2000